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                                                                  EXHIBIT 8.1





                                        July 23, 1998

PCA International, Inc.
815 Matthews-Mint Hill Road
Matthews, North Carolina 28105

Dear Sirs:

     We have acted as special tax counsel to PCA International, Inc. (the "Corporation") in connection with the Proxy Statement/Prospectus on Form S-4 (the "Proxy Statement/Prospectus"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934 pursuant to Regulation 14A. The Proxy Statement/Prospectus relates to the merger of the Corporation with Jupiter Acquisition Corp., (the "Merger").

     We hereby confirm that, although the discussion set forth in the Proxy Statement/Prospectus under the heading "Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences of the Merger, in our opinion such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the Merger, based upon current law. Our opinion is not binding on the Internal Revenue Service (the "Service") or any court and it is therefore possible that the Service could take positions contrary to those described in the discussion and that a court could agree with those positions.


     This opinion is furnished to you for your benefit in connection with the filing of the Proxy Statement/Prospectus and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written consent. We hereby consent to the filing of this opinion as an


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exhibit to the Proxy Statement/Prospectus and to the reference to this firm appearing under the heading "Legal Matters" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

     This opinion is expressed as of the date hereof and applies only to the disclosure under the heading "Federal Income Tax Consequences" set forth in the Proxy Statement/Prospectus filed as of the date thereof. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.



                                        Very truly yours,

                                        /s/ Schulte Roth & Zabel LLP